For Immediate Release

Contacts:	Andy McGowan, Public Relations
404-828-4663
Joe Wilkins, Investor Relations
404-828-8209

E-COMMERCE DRIVES UPS 2Q SHIPMENTS UP 7.2%;
UPS 2Q EPS INCREASES 7.1%

•	U.S. Domestic Daily Packages Increased 7.4%

•	International Export Shipments Climb 9.1% per Day

•	Supply Chain and Freight Segment Operating Profit Grows 11%

•	Full-Year Adjusted EPS Guidance Lowered to a Range of $4.90 to $5.00

•	Increases 2014 Expenditures for Capacity and Peak Projects to $175M

•	Recognizes Charge to Move Teamsters to Defined Contribution Healthcare Plans

ATLANTA, July 29, 2014 - UPS® (NYSE:UPS) today announced adjusted diluted earnings per share of $1.21 for the second quarter of 2014, a 7.1% improvement over the prior year period. E-commerce shipping in the U.S. and strong International Export growth contributed to a 7.2% increase in global package shipments.

As previously announced, the company completed the transfer of post-retirement liabilities for certain Teamster employees to defined contribution healthcare plans and recorded an after-tax charge of $665 million. On a reported basis, including this charge, second quarter diluted earnings per share decreased 57% to $0.49.

“The strong revenue growth this quarter is evidence that our portfolio resonates with customers, with more choosing UPS as their logistics provider,” said Scott Davis, UPS chairman and CEO. “As we’ve said, 2014 is the year of investing for the customer. We are providing new capabilities and expanding capacity to ensure UPS meets the rapidly growing needs of the marketplace.”

Cash Flow

For the six months ended June 30, UPS generated $1.0 billion in free cash flow. The company paid dividends of $1.2 billion, up 8.1% per share over the prior year, and repurchased 13.7 million shares for approximately $1.4 billion. Cash flow was reduced by the $2.3 billion payment made to transfer post-retirement healthcare liabilities for certain employees.

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2-2-2

U.S. Domestic Package

U.S. Domestic revenue increased 5.2% to $8.7 billion. Daily package volume improved 7.4%, led by gains in UPS Ground and Deferred up 8.1% and 5.4%, respectively. Adjusted operating profit was $1.2 billion, up 3.0% over the prior year second quarter. Second quarter results reflect additional operating costs associated with rail service performance and investments made to enhance operational capabilities and expand network capacity.

On a reported basis, operating profit declined 82% to $209 million as a result of the post-retirement liability transfer previously mentioned.

Ground product growth was driven primarily by lightweight e-commerce shipments. UPS SurePost shipments increased more than 60% over the prior year period and accounted for about half of the total growth.

Total revenue per package declined 2.0% as base rates improvements were offset by customer and product mix. The rapid growth in UPS SurePost was the primary cause of the reduction, while growth from large enterprise accounts also weighed on yields.

International Package

International small package revenue climbed 6.2% or $190 million to $3.3 billion. Strong growth in Export shipments drove revenue expansion in the segment. Adjusted operating profit improved 4.4% to $471 million.

On a reported basis, operating profit declined $7 million to $444 million as a result of the post-retirement liability transfer previously mentioned.

Export shipments increased 9.1% over the prior year, with growth from all regions of the world. Europe led the way with daily shipment gains of more than 13% while Asia was up more than 6%. Non-U.S. Domestic products were 4.8% higher, driven by growth throughout Europe.

Revenue per package on a currency-neutral basis was down 1.7% from the prior year, driven by a 4% decline in Export yield. Non-premium products continued to outpace premium as customers seek low-cost alternatives. Double-digit gains in Pan-European shipments also lowered revenue per package.

Rapid shipment growth in Europe caused UPS to purchase additional short-term capacity at a premium from local service partners. As a result, the company experienced increased delivery and network expenses during the quarter.

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3-3-3

Supply Chain & Freight

Supply Chain and Freight revenue increased 6.5% to $2.3 billion, resulting primarily from growth in the Forwarding and Distribution business units. Adjusted operating profit was 11% higher at $176 million, and operating margin expanded 30 basis points to 7.5%.

On a reported basis, operating profit dropped $65 million, down 41% as a result of the post-retirement liability transfer previously mentioned.

UPS Forwarding produced double-digit operating profit growth. Strong improvements at North American Air Freight, Brokerage and Ocean Freight were offset somewhat by a drop in International Air Freight. Market pricing on the key Asia to U.S. lane continues to put pressure on rates.

The Distribution business unit experienced high single-digit revenue growth as a result of gains from Retail and Healthcare customers. UPS continues to invest in expanding its global distribution footprint.

UPS Freight revenue was 5.5% higher, driven by a 4.1% increase in LTL revenue per hundredweight and tonnage gains of 1.6%. Operating profit and margin improved from the prior year, as the business unit continued to focus on profitable revenue opportunities.

Outlook

The company announced plans to increase 2014 operating expense for capacity and peak related projects to a total of $175 million. Some of these expenditures include: expanded operations on the day after Thanksgiving, accelerated deployment of route optimization software (ORION), IT development, additional hub sorts and temporary capacity. While all the projects will improve peak season performance, many will provide benefits throughout the year.

“We are encouraged by the strong demand for UPS solutions around the world,” said Kurt Kuehn, UPS chief financial officer.  “As a result of this accelerated growth and our preparation for peak season, we are making investments in new capabilities and network capacity to ensure we meet customer expectations.

“These initiatives will increase operating expense this year, but will provide financial benefits for years to come,” Kuehn continued. “As a result, we have lowered our expectations for adjusted diluted earnings per share to be in a range of $4.90 to $5.00, a 7-to-9% increase over 2013 adjusted results.”

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About UPS
UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business.  Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide.  The company can be found on the Web at ups.com® and its corporate blog can be found at blog.ups.com.  To get UPS news direct, visit pressroom.ups.com/RSS.

Editor’s Note:
UPS chairman and CEO Scott Davis and CFO Kurt Kuehn will lead a discussion on second quarter results with investors and analysts during a conference call at 8:30 a.m. ET today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our second quarter and year-to-date 2014 and 2013 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the second quarter of 2014, we recorded a $1.066 billion pre-tax charge ($665 million after-tax) related to the transfer of postretirement benefit obligations to multiemployer healthcare plans for certain employees employed under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million). In the first quarter of 2013, we recorded transactions related to our attempted acquisition of TNT Express N.V. These items included the impact of (1) a pre-tax charge for the TNT termination fee and transaction-related costs of $284 million ($177 million after-tax), and (2) a pre-tax currency gain realized upon the liquidation of a foreign subsidiary of $245 million ($213 million after-tax). We believe these adjusted measures provide additional information that better enables shareowners to focus on period-over-period operating performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, which are the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

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United Parcel Service, Inc.
Selected Financial Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2014	2013	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,668	$8,241	$427	5.2%
International Package	3,252	3,062	190	6.2%
Supply Chain & Freight	2,348	2,204	144	6.5%
Total revenue	14,268	13,507	761	5.6%

Operating expenses:
Compensation and benefits	8,375	6,981	1,394	20.0%
Other	5,146	4,784	362	7.6%
Total operating expenses	13,521	11,765	1,756	14.9%

Operating profit:
U.S. Domestic Package	209	1,132	(923)	(81.5)%
International Package	444	451	(7)	(1.6)%
Supply Chain & Freight	94	159	(65)	(40.9)%
Total operating profit	747	1,742	(995)	(57.1)%

Other income (expense):
Investment income	25	3	22	N/A
Interest expense	(89)	(98)	9	(9.2)%
Total other income (expense)	(64)	(95)	31	(32.6)%

Income before income taxes	683	1,647	(964)	(58.5)%

Income tax expense	229	576	(347)	(60.2)%

Net income	$454	$1,071	$(617)	(57.6)%

Net income as a percentage of revenue	3.2%	7.9%

Per share amounts:
Basic earnings per share	$0.49	$1.14	$(0.65)	(57.0)%
Diluted earnings per share	$0.49	$1.13	$(0.64)	(56.6)%

Weighted-average shares outstanding:
Basic	918	943	(25)	(2.7)%
Diluted	927	952	(25)	(2.6)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,166	$1,132	$34	3.0%
International Package (1)	471	451	20	4.4%
Supply Chain & Freight (1)	176	159	17	10.7%
Total operating profit (1)	1,813	1,742	71	4.1%

Income before income taxes (1)	$1,749	$1,647	$102	6.2%
Net income (2)	$1,119	$1,071	$48	4.5%

Basic earnings per share (2)	$1.22	$1.14	$0.08	7.0%
Diluted earnings per share (2)	$1.21	$1.13	$0.08	7.1%

(1) Second quarter 2014 operating profit and consolidated income before income taxes excludes $1.066 billion pre-tax charge associated with transferring postretirement health and welfare benefit obligations to multiemployer healthcare plans for certain employees under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million).

(2) Second quarter 2014 net income and earnings per share amounts exclude the $665 million after-tax charge of transferring postretirement benefit obligations described in (1).

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2014	2013	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,636	$1,593	$43	2.7%
Deferred	825	798	27	3.4%
Ground	6,207	5,850	357	6.1%
Total U.S. Domestic Package	8,668	8,241	427	5.2%
International Package:
Domestic	692	645	47	7.3%
Export	2,408	2,264	144	6.4%
Cargo	152	153	(1)	(0.7)%
Total International Package	3,252	3,062	190	6.2%
Supply Chain & Freight:
Forwarding and Logistics	1,432	1,333	99	7.4%
Freight	771	731	40	5.5%
Other	145	140	5	3.6%
Total Supply Chain & Freight	2,348	2,204	144	6.5%
Consolidated	$14,268	$13,507	$761	5.6%

Consolidated volume (in millions)	1,079	1,006	73	7.2%

Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,233	1,213	20	1.6%
Deferred	988	937	51	5.4%
Ground	12,085	11,176	909	8.1%
Total U.S. Domestic Package	14,306	13,326	980	7.4%
International Package:
Domestic	1,496	1,427	69	4.8%
Export	1,057	969	88	9.1%
Total International Package	2,553	2,396	157	6.6%
Consolidated	16,859	15,722	1,137	7.2%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.73	$20.52	$0.21	1.0%
Deferred	13.05	13.31	(0.26)	(2.0)%
Ground	8.03	8.18	(0.15)	(1.8)%
Total U.S. Domestic Package	9.47	9.66	(0.19)	(2.0)%
International Package:
Domestic	7.23	7.06	0.17	2.4%
Export	35.60	36.51	(0.91)	(2.5)%
Total International Package	18.97	18.97	—	—%
Consolidated	$10.91	$11.08	$(0.17)	(1.5)%

.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2014	2013	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$17,156	$16,512	$644	3.9%
International Package	6,379	6,040	339	5.6%
Supply Chain & Freight	4,512	4,389	123	2.8%
Total revenue	28,047	26,941	1,106	4.1%

Operating expenses:
Compensation and benefits	15,640	13,949	1,691	12.1%
Other	10,147	9,670	477	4.9%
Total operating expenses	25,787	23,619	2,168	9.2%

Operating profit:
U.S. Domestic Package	1,136	2,217	(1,081)	(48.8)%
International Package	882	803	79	9.8%
Supply Chain & Freight	242	302	(60)	(19.9)%
Total operating profit	2,260	3,322	(1,062)	(32.0)%

Other income (expense):
Investment income	25	8	17	N/A
Interest expense	(179)	(194)	15	(7.7)%
Total other income (expense)	(154)	(186)	32	(17.2)%

Income before income taxes	2,106	3,136	(1,030)	(32.8)%

Income tax expense	741	1,028	(287)	(27.9)%

Net income	$1,365	$2,108	$(743)	(35.2)%

Net income as a percentage of revenue	4.9%	7.8%

Per share amounts
Basic earnings per share	$1.48	$2.22	$(0.74)	(33.3)%
Diluted earnings per share	$1.47	$2.21	$(0.74)	(33.5)%

Weighted-average shares outstanding
Basic	920	948	(28)	(3.0)%
Diluted	929	956	(27)	(2.8)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,093	$2,217	$(124)	(5.6)%
International Package (1)	909	842	67	8.0%
Supply Chain & Freight (1)	324	302	22	7.3%
Total operating profit (1)	3,326	3,361	(35)	(1.0)%

Income before income taxes (1)	$3,172	$3,175	$(3)	(0.1)%
Net income (2)	$2,030	$2,072	$(42)	(2.0)%

Basic earnings per share (2)	$2.21	$2.19	$0.02	0.9%
Diluted earnings per share (2)	$2.19	$2.17	$0.02	0.9%

(1) Second quarter 2014 operating profit and consolidated income before income taxes excludes $1.066 billion pre-tax charge associated with transferring postretirement health and welfare benefit obligations to multiemployer healthcare plans for certain employees under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million).

First quarter 2013 operating profit and consolidated income before income taxes exclude the impact of the TNT termination penalty of €200 million ($268 million) and transaction-related expenses of $16 million. The combination of these items resulted in a pre-tax charge of $284 million ($177 million after-tax). Subsequent to the termination of the merger protocol, we liquidated a foreign subsidiary resulting in a realized foreign currency gain of $245 million ($213 million after-tax). Both transactions impacted the International Package segment.

(2) Second quarter 2014 net income and earnings per share amounts exclude the $665 million after-tax charge of transferring postretirement benefit obligations described in (1). First Quarter, 2013 net income and earnings per share amounts excluded the after-tax impact of the International Package segment transactions described in (1), which total a combined $36 million after-tax gain.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2014	2013	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,226	$3,159	$67	2.1%
Deferred	1,680	1,610	70	4.3%
Ground	12,250	11,743	507	4.3%
Total U.S. Domestic Package	17,156	16,512	644	3.9%
International Package:
Domestic	1,380	1,286	94	7.3%
Export	4,707	4,450	257	5.8%
Cargo	292	304	(12)	(3.9)%
Total International Package	6,379	6,040	339	5.6%
Supply Chain & Freight:
Forwarding and Logistics	2,765	2,693	72	2.7%
Freight	1,465	1,419	46	3.2%
Other	282	277	5	1.8%
Total Supply Chain & Freight	4,512	4,389	123	2.8%
Consolidated	$28,047	$26,941	$1,106	4.1%

Consolidated volume (in millions)	2,150	2,028	122	6.0%

Operating weekdays	127	127	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,242	1,224	18	1.5%
Deferred	1,036	978	58	5.9%
Ground	12,082	11,373	709	6.2%
Total U.S. Domestic Package	14,360	13,575	785	5.8%
International Package:
Domestic	1,513	1,422	91	6.4%
Export	1,056	974	82	8.4%
Total International Package	2,569	2,396	173	7.2%
Consolidated	16,929	15,971	958	6.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.45	$20.32	$0.13	0.6%
Deferred	12.77	12.96	(0.19)	(1.5)%
Ground	7.98	8.13	(0.15)	(1.8)%
Total U.S. Domestic Package	9.41	9.58	(0.17)	(1.8)%
International Package:
Domestic	7.18	7.12	0.06	0.8%
Export	35.10	35.97	(0.87)	(2.4)%
Total International Package	18.66	18.85	(0.19)	(1.0)%
Consolidated	$10.81	$10.97	$(0.16)	(1.5)%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30,
Net cash from operations	$1,842
Capital expenditures	(813)
Proceeds from disposals of PP&E	10
Net change in finance receivables	13
Other investing activities	(43)
Free cash flow	$1,009

Amounts are subject to reclassification.